34011308.3 1 EXECUTIVE EMPLOYMENT AGREEMENT This Employment Agreement (this “Agreement”) is made and entered into as of June 22, 2022 (the “Effective Date”), by and between Pagaya Technologies US LLC, a Delaware limited liability company (the “Company”) and subsidiary of Pagaya Technologies Ltd., a company organized under the laws of the state of Israel (the “Parent”), and Michael Kurlander (“Executive” and, together with the Company, and the Parent the “Parties”). RECITALS WHEREAS, the Parties intend that Executive shall continue employment as the Chief Financial Officer of Pagaya Technologies Ltd. effective as of June 22, 2022 (the “Effective Date”). NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt of which are hereby acknowledged, the Parties hereto agree as follows: 1. Term. Executive’s employment with the Company under the terms and conditions of this Agreement shall commence on the Effective Date and shall continue until such time that Executive’s employment is terminated in accordance with the terms and conditions of Section 5 of this Agreement (the “Term”). Notwithstanding any provision of this Agreement to the contrary, Executive shall be employed on an “at-will” basis and Executive’s employment may be terminated by either Party at any time, subject to the notice provisions contained herein that may apply with respect to termination of employment during the Term. 2. Title; Services and Duties. (a) During the Term, Executive shall be employed by the Company as the Parent’s Chief Financial Officer, and shall report to the Chief Executive Officer/Board of the Parent, pursuant to the terms of this Agreement. (b) During the Term, Executive shall (i) be a full-time employee of the Company, (ii) have such duties, responsibilities and authority as are reasonably prescribed by the Chief Executive Officer/Board of the Parent, as applicable, consistent with Executive’s position and (iii) devote all of Executive’s business time and best efforts to the performance of Executive’s duties to the Company and the Parent shall not engage in any other business, profession or occupation for compensation. Notwithstanding the foregoing, Executive may (x) serve as a director or advisor of non-profit organizations with the prior approval of the Company’s Board of Directors (the “Board”), (y) perform and participate in charitable civic, educational, professional, community, industry affairs and other related activities, and (z) manage personal investments; provided, however, that such activities shall be performed outside of Executive’s working hours for the Company and the Parent, do not materially interfere, individually or in the aggregate, with the performance of Executive’s duties hereunder and do not breach the terms of the confidentiality and restrictive covenant agreement attached hereto as Exhibit A (the “Restrictive Covenant Agreement”), have an adverse impact on the Company or the Parent give rise to any conflict of interest with any of the Company or Parent’s business or Executive’s duties and functions under this Agreement. (c) Executive will work from the Company’s New York office, although DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 2 Executive understands and agrees that Executive may be required to travel from time to time for business reasons for no additional consideration, except for the reimbursement of the respective business expenses occurred with such travel according to the Company’s applicable policy. (d) Executive represents and warrants that the execution and delivery of this Agreement and the fulfillment of the terms hereof does not and will not constitute a default under or breach of any agreement or other instrument to which he is a party or by which Executive is bound to, including without limitation, any previous confidentiality and/or non-competition and/or intellectual property assignment agreement, and does not require the consent of any person or entity. (e) Executive shall inform the Company immediately upon becoming aware of any matter in which Executive or a member of Executive’s immediate family or affiliate has, or may have, a personal interest, which may create a conflict of interest with Executive’s duties under Executive’s employment hereunder. (f) Executive declares and undertakes that Executive shall not receive any payment and/or other benefits from any third party, directly or indirectly, in connection with Executive’s employment hereunder. (g) Executive hereby consents, of Executive’s own free will, that the information in this Agreement and any information concerning Executive and gathered by the Company, will be held and managed by the Company or on its behalf, inter alia, on databases, and that the Company shall be entitled to transfer such information to third parties, in Israel or abroad. The Company and the Parent undertake that the information will be used and transferred for legitimate business purposes only. Without derogating from the generality of the above, such purposes may include, without limitation, human resources management, assessment, and diligence processes related to potential transactions with respect to the Company or its assets, as well as transfers as part of the consummation of such transaction, and all solely to the extent reasonably required. 3. Compensation. (a) Base Salary. The Company shall pay Executive a base salary in the amount of $600,000.00 per annum (the “Base Salary”) during the Term, payable in accordance the Company’s regular payroll practices as in effect from time to time. The Base Salary shall be periodically reviewed by the Board during the Term. (b) Annual Bonus. (i) Executive shall be eligible to receive an annual cash bonus as recommended by the Chief Executive Officer and approved by the Parent’s Compensation Committee (the “Annual Bonus”). The actual amount of the cash bonus shall be in the discretion of the Chief Executive Officer and the Compensation Committee and will be determined based on the factors set out in Section 5 of the Parent’s Compensation Policy for Executive Officers and DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 3 Directors, attached hereto as Exhibit B.1 (ii) Any annual cash bonus that becomes payable to Executive under this Section 3(b) shall be paid to Executive, in cash, as soon as practicable following the end of the fiscal year of the Company to which it relates; provided, that Executive is an active employee of the Company, and has not given or received notice of termination or resignation of employment as of the date on which such payment is made or is not under investigation for conduct that may constitute Cause for termination (as defined below). (c) Equity. This Agreement does not address Executive’s option to purchase shares or other equity incentives of the Parent which, if applicable, was and/or will be, granted to Executive subject to the terms of an applicable equity plan, Board approval and an award agreement, as provided under separate cover. 4. Employee Benefits. (a) Employee Benefits and Prerequisites. During the Term, Executive shall be eligible to participate in all benefit plans made available by the Company to its senior executives generally. Such benefits shall be subject to the applicable limitations and requirements imposed by the terms of such benefit plans and shall be governed in all respects in accordance with the terms of such plans as in effect from time to time. Nothing in this Section 4(a), however, shall require the Company to maintain any benefit plan or provide any type or level of benefits to its current or former employees, including Executive. (b) Flexible Vacation/Sick Days. During the Term, Executive shall be eligible to take paid vacation on a flexible basis, meaning that rather than accruing a certain number of vacation days Executive may exercise reasonable discretion and judgment to take vacation as and when desired, so long as doing so does not negatively impact Executive’s work, or the Company’s operations. For avoidance of doubt, because flexible vacation time does not accrue it may not be “carried over” from one year into the next, and Executive will not have any accrued, unused vacation balance to be paid upon termination of employment (for any reason). In addition, Executive shall be eligible to take up to ten (10) days of paid sick leave per calendar year, consistent with applicable law, to be prorated for any partial year of employment and be subject to the terms of the Company’s applicable policy as to paid sick time off. For avoidance of doubt, paid sick days do not accrue, may not be “carried over” from one year to the next and are not payable upon termination of employment (for any reason). (c) Reimbursement of Business Expenses. The Company shall reimburse Executive for any expenses reasonably and necessarily incurred by Executive during the Term in furtherance of Executive’s duties hereunder upon submission by Executive of vouchers or receipts and in compliance with such rules and policies relating thereto as the Company may from time to time adopt. 1 For calendar year 2022, Executive shall be entitled to payment of an annual special bonus of $100,000.00 (the “Special Bonus”), plus a guaranteed Annual Bonus of $300,000.00, for a total bonus payment for 2022 of $400,000.00, payable at such time as annual bonuses are generally paid to similarly situated executives. DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 4 (d) Insurance; Indemnification. Executive will be covered by such directors’ and officers’ liability insurance on no less favorable terms as directors and officers of the Company or any of its Affiliates for which Executive serves as a director or officer. Executive will also be entitled to indemnification rights, benefits and related expense advances and reimbursements to the same extent as any other director or officer of the Company or any of its Affiliates for which Executive serves as a director of officer. 5. Termination of Employment. Executive’s employment shall be terminated at the earliest to occur of the following during the Term: (i) the date on which the Company provides notice to Executive of termination for “Disability” (as defined below); (ii) the date of Executive’s death; (iii) the date on which the Company provides notice to Executive of termination for “Cause” (as defined below); (iv) the date which is 30 days following the date on which the Company provides notice to Executive of termination without Cause; (v) the date which is 90 days following the date on which Executive provides notice to the Company of Executive’s termination of employment other than for “Good Reason” (as defined below) (such period, the “Notice Period”) or (vi) the applicable date as determined in accordance with the definition of Good Reason if such termination is by Executive for Good Reason . (a) For Cause; Resignation by Executive Other than for Good Reason; Death or Disability. If during the Term Executive’s employment is terminated by the Company for Cause or as a result of Executive’s death or Disability, or Executive resigns Executive’s employment other than for Good Reason, Executive shall not be entitled to any further compensation or benefits other than, in each case if applicable as of the date of termination: (i) any accrued but unpaid Base Salary (payable as provided in Section 3(a) hereof); (ii) reimbursement for any expenses properly incurred and reported by Executive prior to the date of termination in accordance with Section 4(c) hereof, payable on the Company’s first regularly scheduled payroll date which occurs at least 10 business days after the date of termination; and (iii) vested employee benefits, if any, to which Executive may be entitled under the Company’s employee benefit plans described in Section 4(a) and Section 4(b) as of the date of termination (collectively, the “Accrued Rights”). Notwithstanding the foregoing, if Executive (or Executive’s estate, as applicable) executes a release of claims in the form attached as Exhibit C hereto, subject to any revisions necessary to reflect changes in applicable law occurring after the date hereof (the “Release”), in the event of such termination due to death or Disability, Executive shall be entitled to receive an amount in cash equal to the product of (A) Executive’s Annual Bonus and (B) a fraction, the numerator of which is the number of days Executive was employed during the fiscal year in which the date of termination occurs, and the denominator of which is 365 (the “Pro-Rated Bonus”), payable on the Payment Commencement Date (as defined below). (b) Termination by the Company without Cause or Resignation for Good Reason. If during the Term Executive’s employment is terminated by the Company without Cause or Executive resigns Executive’s employment for Good Reason, then Executive shall be entitled to receive the Accrued Rights, and if (i) Executive executes a Release and the applicable revocation period with respect to the Release expires within 60 days (or such longer period as required by law) following the date of termination and (ii) Executive does not breach the restrictive covenants set forth in the Restrictive Covenant Agreement (as defined in Section 6), then Executive shall receive the following: (i) An amount in cash equal to six (6) months of Executive’s Base DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 5 Salary, which amount shall be payable in substantially equal installments during the six (6) month period immediately following the date of termination in accordance with the Company’s regular payroll practices as in effect from time to time; provided, that, the first such payment will be made on the first regularly scheduled payroll date of the Company that occurs on or following the 60th day after the date of termination and will include all payments that would have been made to Executive had such payments commenced on the first regularly scheduled payroll date of the Company following the date of termination (the “Payment Commencement Date”); (ii) The Special Bonus for 2022, to the extent such bonus is unpaid as of the termination date, and a Pro-Rated Bonus, if any, both payable on Payment Commencement Date; and (iii) Provided that Executive timely elects to continue coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), for the six (6) calendar months immediately following the end of the calendar month in which the date of termination occurs, the Company shall pay a portion of the premiums so that Executive’s cost for coverage is commensurate with active employees; provided, that, if the Company determines that such payments would cause adverse tax consequences to the Company or Executive or otherwise not be permitted under the Company’s health and welfare plans or under law, the Company shall instead provide Executive with monthly cash payments during such six (6) month period in an amount equal to the amount of the Company’s monthly contributions referenced above (the “Health Care Continuation”); provided, further, that such contributions shall cease to be effective as of the date that Executive obtains health and welfare benefits from a subsequent employer. (c) Termination by the Company without Cause or Resignation for Good Reason Following a Change in Control. If during the Term Executive’s employment is terminated by the Company without Cause or Executive resigns Executive’s employment for Good Reason, in each case during the period beginning on a Change in Control and ending twelve (12) months thereafter, then Executive will be entitled to receive the Accrued Rights, and if (i) Executive executes a Release and the applicable revocation period with respect to the Release expires within 60 days (or such longer period as required by law) following the date of termination and (ii) Executive does not breach the restrictive covenants set forth in the Restrictive Covenant Agreement, then Executive shall receive the following in lieu of the amounts described in Section 5(b) above: (i) An amount in cash equal to Executive’s Base Salary, as in effect immediately prior to the date of termination, which amount shall be paid in a single cash lump sum on the Payment Commencement Date; (ii) The Special Bonus for 2022, to the extent such bonus is unpaid as of the termination date, and the entirety of Executive’s Annual Bonus, if any, both payable on Payment Commencement Date; and (iii) Provided that Executive timely elects to continue coverage under COBRA, for the twelve (12) calendar months immediately following the end of the calendar month in which the date of termination occurs, the Company shall pay a portion of the premiums so that Executive’s cost for coverage is commensurate with active employees; provided, that, if the Company determines that such payments would cause adverse tax consequences to the Company DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 6 or Executive or otherwise not be permitted under the Company’s health and welfare plans or under law, the Company shall instead provide Executive with monthly cash payments during such twelve (12) month period with Health Care Continuation (as defined above); provided, further, that such contributions shall cease to be effective as of the date that Executive obtains health and welfare benefits from a subsequent employer. (d) During the Notice Period, Executive shall continue to work and perform all regular duties unless instructed otherwise by the Company and shall cooperate with the Company and use Executive’s best efforts to assist in handing over and the integration into the Company of the person or persons who will assume Executive’s responsibilities and duties. (e) Notwithstanding the foregoing, the Company shall be entitled, but not obligated, at any time prior to the expiration of the Notice Period, at its sole discretion: (i) to waive Executive’s actual work during the Notice Period, or to reduce Executive’s duties and functions while continuing to pay Executive regular payments and benefits until the end of the Notice Period; or (ii) terminate the employment relationship, at any time prior to the expiration of the Notice Period, and pay Executive upon termination, in lieu of the remainder of the Notice Period, the an amount in cash equal to the product of (A) Executive’s Base Salary and (B) a fraction, the numerator of which is the number of days in the Notice Period, and the denominator of which is 365, payable on the Payment Commencement Date. (f) Executive shall return to the Company all of the Company property placed in Executive’s possession no later than the last day of Executive’s employment with the Company (including the Notice Period, as applicable). (g) The Company shall be entitled, in its sole discretion, to set off from Executive’s final payments, including but not limited to salary and severance pay, any debt(s) that Executive may have towards the Company, including debt(s) due to Executive’s refusal to return Company Equipment to the Company and Executive hereby gives consent to such deduction. (h) Definitions. For purposes of this Agreement: (i) “Affiliate” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities (the ownership of more than 50% of the voting securities of an entity shall for purposes of this definition be deemed to be “control”), by contract or otherwise. (ii) “Cause” means (A) the willful commission of an act of fraud or misappropriation of Company assets or business opportunities by Executive in the course of Executive’s employment or service; (B) the conviction or entering of a plea of nolo contendere by Executive for a crime constituting a felony or in respect of any act of fraud; (C) the willful commission of an act by Executive that results, or is likely to result, in Executive or the Company (including any of its Affiliates) being enjoined, suspended, barred or otherwise formally disciplined by a government agency or a court for violation of federal or state securities laws, rules DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 7 or regulations, including a statutory disqualification; (D) gross negligence or willful misconduct in connection with Executive’s performance of Executive’s duties in connection with Executive’s employment by the Company or Executive’s failure to comply with any of the restrictive covenants to which Executive is subject, which gross negligence, willful misconduct or failure results, or is likely to result, in material harm to the Company; or (E) Executive’s willful failure to comply with any material policies or procedures of the Company as in effect from time to time, which failure results, or is likely to result, in material harm to the Company unless Executive remedies the failure referenced in this clause no later than thirty (30) days following delivery to Executive of a written notice from the Company (including any of its Affiliates) describing such failure in reasonable detail (provided that Executive shall not be given more than one opportunity in the aggregate to remedy such failure). For purposes of this clause (ii), no act or omission on the part of Executive shall be considered “willful” unless it is done or omitted in bad faith or without reasonable belief that the act or omission was in the best interests of the Company. Any act or omission shall be presumed to have been done or omitted in good faith and in the best interests of the Company if based upon (w) a resolution duly adopted by the Board of Directors, (x) written advice of outside counsel for the Company, (y) written advice of an accountant or auditor, or (z) agreement among at least two (2) other executives, which must include the executive(s) most closely connected to or responsible for the subject matter underlying the act or omission. (iii) “Change in Control” has the meaning set forth in the Pagaya Technologies Ltd. 2022 Share Incentive Plan. (iv) “Code” means the Internal Revenue Code of 1986, as amended. (v) “Disability” means Executive becoming physically or mentally incapacitated and therefore unable for a period of 45 consecutive working days or 75 working days in any six (6) month period to perform the duties hereunder, with or without reasonable accommodations, as determined by the Board in its sole discretion. If possible, the Company will engage in an interactive process with Executive to determine whether Executive can perform the duties hereunder with reasonable accommodations. (vi) “Good Reason” means, in each case without Executive’s consent, (A) a decrease in Executive’s base salary, Annual or target long-term incentive compensation opportunity, other than a decrease of not less than 10% that is materially consistent with similar decreases required of other senior executives of the Company; (B) a material diminution in Executive’s duties, responsibilities or authority; or (C) a material breach of this Agreement or any other material compensatory arrangement with the Company by the Company. Notwithstanding the foregoing, in no event will the occurrence of any such condition constitute Good Reason unless (1) Executive provides notice to the Company of the existence of the condition giving rise to Good Reason within ninety (90) days following Executive’s knowledge of its existence, (2) the Company fails to cure such condition within thirty (30) days following the date of such notice and (3) Executive terminates employment within ninety (90) days after the end of such cure period. (vii) “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof. 6. Confidentiality and Restrictive Covenant Agreement. Executive agrees and DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 8 acknowledges that execution of the Restrictive Covenant Agreement is a condition of employment and must be signed prior to the Effective Date. 7. Assignment. This Agreement, and all of the terms and conditions hereof, shall bind the Company and its successors and assigns and shall bind Executive and Executive’s heirs, executors and administrators. No transfer or assignment of this Agreement shall release the Company from any obligation to Executive hereunder. Neither this Agreement, nor any of the Company’s rights or obligations hereunder, may be assigned or otherwise subject to hypothecation by Executive, and any such attempted assignment or hypothecation shall be null and void. The Company may assign any of its rights hereunder, in whole or in part, to any successor or assign in connection with the sale of all or substantially all of the Company’s assets or equity interests or in connection with any merger, acquisition and/or reorganization. 8. Arbitration. (a) The Company and Executive mutually consent to the resolution by final and binding arbitration of any and all disputes, controversies or claims between them including, without limitation, (i) any dispute, controversy or claim related in any way to Executive’s employment with the Company or any termination thereof, (ii) any dispute, controversy or claim of alleged discrimination, harassment or retaliation (including, but not limited to, claims based on race, sex, sexual preference, religion, national origin, age, marital or family status, medical condition, handicap or disability) and (iii) any claim arising out of or relating to this Agreement or the breach thereof (collectively, “Disputes”); provided, however, that nothing herein shall require arbitration of any claim or charge which, by law, cannot be the subject of a compulsory arbitration agreement. All Disputes shall be resolved exclusively by arbitration administered by the Judicial Arbitration and Mediation Services (“JAMS”) under the JAMS Comprehensive Arbitration Rules & Procedures then in effect, available at www.jamsadr.com (the “JAMS Rules”). (b) Any arbitration proceeding brought under this Agreement shall be conducted in New York or another mutually agreed upon location before one arbitrator selected in accordance with the JAMS Rules. The Company will pay for any administrative or hearing fees charged by the arbitrator or JAMS, except that Executive shall pay any filing fees associated with any arbitration that Executive initiates (but only so much of the filing fees as Executive would have instead paid, had Executive filed a complaint in a court of law). Each party to any Dispute shall pay its own expenses, including attorneys’ fees; provided, that, the arbitrator shall award the prevailing party reasonable costs and attorneys’ fees incurred but shall not be able to award any special or punitive damages. The arbitrator shall issue a decision or award in writing, stating the essential findings of fact and conclusions of law. (c) Any judgment on or enforcement of any award, including an award providing for interim or permanent injunctive relief, rendered by the arbitrator may be entered, enforced or appealed from in any court of competent jurisdiction. Any arbitration proceedings, decision or award rendered hereunder, and the validity, effect and interpretation of this arbitration provision, shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. (d) It is part of the essence of this Agreement that any Disputes hereunder shall be resolved expeditiously and as confidentially as possible. Accordingly, the Company and Executive agree that all proceedings in any arbitration shall be conducted under seal and kept DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 9 strictly confidential. In that regard, no party shall use, disclose or permit the disclosure of any information, evidence or documents produced by any other party in the arbitration proceedings or about the existence, contents or results of the proceedings except as may be required by any legal process, as required in an action in aid of arbitration or for enforcement of or appeal from an arbitral award or as may be permitted by the arbitrator for the preparation and conduct of the arbitration proceedings. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other party reasonable written notice of the intended disclosure and afford such other party a reasonable opportunity to protect its interests. (e) Notwithstanding anything in this Section 8, the Parties shall be entitled to temporary or permanent injunctive or equitable relief (without being obligated to post a bond or other collateral) from a court of competent jurisdiction in the event of any breach or threatened breach of the provisions of Articles II and/or III of the Restrictive Covenant Agreement attached hereto as Exhibit A, in addition to any other remedy that may be available, whether at law or in equity. (f) _________By initialing here, Executive acknowledges Executive has read this paragraph and agrees with the arbitration provision herein. 9. General. (a) Company Policies. Executive undertakes to comply with any and all Company policies and rules brought to Executive’s attention, including without limitation, the Company’s policy for prevention of sexual harassment in the workplace, the Company’s policy pertaining to disclosure and use of personal information and hereby undertakes to act in accordance with all such policies, as may be changed and modified from time to time. (b) Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail; or (iv) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9(b)): To the Company: 90 Park Avenue New York, NY 10016 Attention: Richmond Glasgow, General Counsel Email: richmond@pagaya.com To Executive: At the address shown in the Company’s personnel records. (c) Entire Agreement. This Agreement (including any Exhibits hereto) constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 10 matter contained herein and therein, and, effective as of the Effective Date, supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter, including the employment agreement, dated as of March 30, 2021, by and between Company and Executive. (d) Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. (e) Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by all of the parties hereto. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). (g) Survivorship. The provisions of this Agreement necessary to carry out the intention of the parties as expressed herein shall survive the termination or expiration of this Agreement, including without limitation, the provisions of Exhibits A, B and C attached hereto. (h) No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. (i) Construction. The parties acknowledge that this Agreement is the result of arm’s-length negotiations between sophisticated parties, each afforded representation by legal counsel. Each and every provision of this Agreement shall be construed as though both parties participated equally in the drafting of the same, and any rule of construction that a document shall be construed against the drafting party shall not be applicable to this Agreement. (j) Withholding. All compensation payable to Executive pursuant to this Agreement shall be subject to any applicable statutory withholding taxes and such other taxes as are required or permitted under applicable law and such other deductions or withholdings as authorized by Executive to be collected with respect to compensation paid to Executive. (k) Section 409A. The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from, Section 409A of the Code (“Section 409A”), to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement will be interpreted and administered to be in compliance therewith. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate and distinct payment for purposes of Section 409A. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A: (i) Executive shall not be considered to have terminated employment with the Company for purposes of any payments under this Agreement which are subject to Section 409A until Executive would be considered to have incurred a “separation from service” from the DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 11 Company within the meaning of Section 409A; (ii) Amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement or any other arrangement between Executive and the Company during the six-month period immediately following Executive’s separation from service shall instead be paid on the first business day after the date that is six months following Executive’s separation from service (or, if earlier, Executive’s date of death); (iii) amounts reimbursable to Executive under this Agreement shall be paid to Executive on or before the last day of the year following the year in which the expense was incurred and the amount of expenses eligible for reimbursement (and in kind benefits provided to Executive) during one year may not affect amounts reimbursable or provided in any subsequent year; and (iv) if any severance amount payable under a plan or agreement that Executive may have a right or entitlement to as of the date of this Agreement constitutes deferred compensation under Section 409A, then the portion of the benefits payable hereunder equal to such other amount shall instead be provided in the form set forth in such other plan or agreement. The Company makes no representation that any or all of the payments described in this Agreement shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. (l) 280G Payments. To the extent that Executive may be entitled to receive any payment or benefits that would constitute a “parachute payment” (within the meaning of Section 280G(b)(2)(A) of the Code), the Company shall endeavor to submit to a stockholder vote the right of Executive to receive such parachute payments. In the event that (x) Executive determines not to submit parachute payments to any such stockholder vote and (y) any payment or benefit received or to be received by Executive, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement (all such payments and benefits being hereinafter referred to as the “Total Payments”) would be subject, in whole or in part, to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then the Total Payments will be reduced, but only to the extent that Executive would retain a greater amount on an after-tax basis than Executive would retain absent such reduction, such that the value of the Total Payments that Executive is entitled to receive will be $1 less than the maximum amount which Executive may receive without becoming subject to the Excise Tax. (m) No Mitigation. The Company agrees that, upon termination of Executive’s employment hereunder, Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to Executive by the Company Group under this Agreement or otherwise. Further, no payment or benefit provided for in this Agreement or elsewhere shall be reduced by any compensation earned by Executive as the result of employment by another employer. (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. 10. Executive Representation and Acceptance. By signing this Agreement, Executive hereby represents that Executive is not currently under any contractual obligation to work for another employer and that Executive is not restricted by any agreement or arrangement from entering into this Agreement and performing Executive’s duties hereunder. DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 12 [Remainder of page is left blank intentionally] DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT] IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this Agreement as of the year and date first above written. PAGAYA TECHNOLOGIES US, LLC By: ________________________________ Name: Tami Rosen Title: Chief People Officer EXECUTIVE ____________________________________ Michael Kurlander DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 Exhibit A Form Confidentiality and Restrictive Covenant Agreement DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 Confidentiality and Restrictive Covenant Agreement This Confidentiality and Restrictive Covenant Agreement (“Agreement”), dated as of June 22, 2022 (the “Effective Date”), is entered into between Pagaya Technologies US LLC having a place of business at 90 Park Avenue, New York, NY (“Employer”), and Michael Kurlander (“Employee” or “You”). Employer and Employee shall collectively be referred to as the “Parties.” WHEREAS, Employer has engaged Employee as an employee pursuant to the terms of that certain employment agreement dated June 22, 2022. WHEREAS, as an inducement and as essential consideration for Employer to employ Employee, and as a condition for Employee’s continued employment with Employer, and in exchange for other good and valuable consideration, the Parties desire to memorialize the terms and conditions of Employee’s confidentiality, non-competition, non-solicitation, and proprietary rights requirements with Employer under this Agreement as of the Effective Date. NOW, THEREFORE, in consideration of the mutual agreements set forth herein, Employer and Employee hereby agree as follows: ARTICLE I AT-WILL EMPLOYMENT Employer agrees to employ Employee, and Employee agrees to be employed, on an at-will basis, meaning that Employee’s employment may be terminated by Employer or Employee at any time, for any reason or no reason at all, with or without cause, and with or without notice. Employee acknowledges and agrees that, notwithstanding any representations to the contrary, altering the at-will nature of Employee’s employment relationship with Employer is unauthorized and invalid unless set forth in a written agreement executed by Employee and the Chief Executive Officer of Employer. ARTICLE II CONFIDENTIALITY, NON-COMPETITION, NON-SOLICITATION AND OTHER COVENANTS II.1. Confidentiality. During the course of employment, Employee will be provided with access to Confidential Information relating to Employer and/or its parents, subsidiaries and affiliates, its business, potential business, and the business and information of its clients and customers. “Confidential Information” includes all non-public information that relates to the actual or anticipated business or research and development of Employer and/or its parents, subsidiaries and affiliates, technical data, trade secrets, know-how, show-how, theories, technical, operating, financial, and other business information, whether or not reduced to writing or other medium and whether or not marked or labeled confidential, proprietary or the like, specifically including, but not limited to, product plans or other information regarding Employer’s products or services and markets, clients and customers (including clients and customers of Employer on whom you called or with whom you became acquainted during the term of Employee’s employment), information regarding source codes, software programs, computer systems, concepts, creations, costs, plans, materials, enhancements, research, DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 specifications, works of authorship, techniques, documentation, models and systems, sales and pricing techniques, inventions, processes, formulas, technology, designs, inventions, discoveries, products, improvements, modifications, methodology, processes, concepts, records, files, memoranda, reports, plans, proposals, price lists, product development, project procedures, marketing, finances or other business information. Confidential Information does not include information that is generally available to the public, other than information which has become generally available as a result of Employee’s direct or indirect act or omission in violation of this Agreement or any other obligation to Employer or that Employee knows has become generally available due to the breach of any obligation to Employer by any third-party. With respect to Confidential Information of Employer, its parents, subsidiaries and affiliates, and its clients and customers: (A) Employee will use Confidential Information only in the performance of Employee’s duties for Employer. Employee will not use Confidential Information at any time (during or after Employee’s employment with Employer) for Employee’s personal benefit, for the benefit of any other individual or entity, or in any manner adverse to the interests of Employer and its clients and customers, except to the extent such use is protected by applicable law; (B) Employee will not disclose Confidential Information at any time (during or after Employee’s employment with Employer) except to authorized Employer personnel, unless Employer consents in advance in writing or unless the Confidential Information indisputably becomes of public knowledge or enters the public domain (other than through Employee’s direct or indirect act or omission) or as authorized by a court or regulatory agency; (C) Employee will safeguard the Confidential Information by all reasonable steps and abide by all policies and procedures of Employer in effect from time to time regarding storage, copying, destroying, and handling of documents; (D) Employee will return all materials, models, software, prototypes and the like containing and/or relating to Confidential Information, together with all other property of Employer and its clients and customers, to Employer when Employee’s employment relationship with Employer terminates or otherwise on demand and, at that time Employee will certify to Employer, in writing and under oath, that Employee has complied with this Agreement. Employee shall not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs, databases, diskettes, or other documents or electronically stored information of any kind relating in any way to the business, potential business or affairs of Employer and its clients and customers; (E) Employee acknowledges receipt of the following notice under the Defend Trade Secrets Act: An individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret if he/she (i) makes such disclosure in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and such disclosure is made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) such disclosure was made in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal. Employee understands that if Employee files a lawsuit for retaliation by Employer for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 the court proceeding if Employee (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement, or any other agreement that Employee has with Employer, is intended to conflict with the Defend Trade Secrets Act or create liability for disclosures of trade secrets that are expressly allowed by such section; and (F) Notwithstanding anything to the contrary contained herein, nothing contained in this Agreement or any other agreement by and between Employer and Employee shall (i) prohibit Employee from voluntarily communicating with an attorney retained by Employee; (ii) voluntarily communicating with any law enforcement, government agency, including the Securities and Exchange Commission (“SEC”), the Equal Employment Opportunity Commission, any state or local commission on human rights or any self-regulatory organization regarding possible violations of law, in each case without advance notice to Employer, or otherwise initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by such government agency; (iii) recovering a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934; (iv) disclosing any Confidential Information to a court or other administrative or legislative body in response to a subpoena, provided that Employee first promptly notifies and provides Employer with the opportunity to seek, and join in its efforts at the sole expense of Employer, to challenge the subpoena or obtain a protective order limiting its disclosure, or other appropriate remedy; or (v) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid or other public benefits to which Employee is entitled. II.2. Representations and Warranties; Obligations to Other Persons. Employee represents and warrants the following to Employer, each of which is a material inducement to Employer’s willingness to enter into this Agreement: (i) Employee is not a party to or bound by any employment agreement, restrictive covenant, non-compete restriction, non-solicitation restriction, and/or confidentiality or non-disclosure agreement with any other person, business or entity, or any agreement or contract requiring Employee to assign inventions to another party, and Employee has conducted a thorough review of any and all agreements Employee may have entered into with any current or former employer or any other relevant party to ensure that this representation and warranty is correct; (ii) Employee further represents and warrants that no agreement prohibits, restricts, limits or otherwise affects Employee’s employment with Employer or ability to perform any of Employee’s duties or responsibilities for Employer as contemplated herein; (iii) Employee has not made any material misrepresentation or omission in the course of Employee’s communications with Employer regarding any agreements or other obligations to any current or former employer; and (iv) Employee has not, directly or indirectly, removed, downloaded, or copied any confidential or proprietary information or records of any current or former employer without the express written consent of an authorized representative of such entity, and will not use or possess, as of the date Employee begins employment and during Employee’s employment with Employer, any confidential or proprietary information or records of any current or former employer, whether in hard copy or electronic form, including, but not limited to, documents, files, disks, or other materials, all of which Employee is prohibited from using in connection with Employee’s employment with Employer. II.3. Covenants Against Competition and Solicitation. (A) Employee acknowledges and understands that, Employee’s position with Employer affords Employee extensive access to Confidential Information of Employer. DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 Employee therefore agrees that during the course of Employee’s employment with Employer and for twelve (12) months after termination of Employee’s employment with Employer (for any reason or no reason) (collectively, “Restricted Period”), Employee shall not anywhere within the United States of America or any other country in which Employer then conducts or actively proposes to conduct business, either directly or indirectly, as an owner, stockholder, member, partner, joint venturer, officer, director, consultant, independent contractor, agent or executive, engage in or perform any services in a capacity that is similar to one or more of the job functions Employee performed for Employer, for or on behalf of, any business or other enterprise which is engaged in or is seeking to engage in a Competitive Business. As used in this Agreement, “Competitive Business” shall mean any business providing products or services that are substantially similar to those products and services developed, marketed, or otherwise provided by, or actively planned to be developed, marketed, or otherwise provided by, Employer. Employee agrees to immediately notify Employer, in writing, of any offer of employment or other engagement, in any capacity, by another company, person, or other entity (of any kind) that is or may be engaged in a Competitive Business, prior to accepting any such offer. Provided Employee complies with the notification requirement set forth herein, Employer may, in its sole discretion, elect to limit or, in whole or in part, to waive the non-competition covenant set forth herein, as and to the extent Employer may deem appropriate. For avoidance of doubt, nothing herein should be construed to guarantee, or create any expectation of, limitation or waiver of the non-competition covenant. (B) Employee further agrees that, during the Restricted Period, Employee shall not, directly or indirectly, either on Employee’s own behalf or on behalf of any other individual or commercial enterprise: (i) contact, communicate, solicit or transact any business with or assist any third party in contacting, communicating, soliciting or transacting any business with (A) any of the Customers or Clients of Employer, (B) any Prospective Customers or Clients of Employer, or (C) any individual or entity who or which was within the most recent twelve (12) month period a Customer or Client of Employer, for the purpose of inducing such Customer or Client or Prospective Customer or Client to be connected to or benefit from any Competitive Business or to terminate its or their business relationship with Employer; (ii) directly or indirectly solicit, induce or assist any third party in soliciting or inducing any individual or entity who or which is then (or was at any time within the preceding twelve (12) months) an employee, consultant, independent contractor or agent of Employer) and with whom or which Employee had contact or about whom or which Employee had access to Confidential Information during Employee’s employment with Employer to leave the employment of Employer or cease performing services for Employer; (iii) hire or engage or assist any third party in hiring or engaging, any individual or entity that is or was (at any time within the preceding twelve (12) months) an employee, consultant, independent contractor or agent of Employer and with whom or which Employee had contact or about whom or which Employee had access to Confidential Information during Employee’s employment with Employer or (iv) solicit, induce or assist any third party in soliciting or inducing any other person or entity (including, without limitation, any third-party service provider or distributor) to terminate their or its relationship with Employer or otherwise interfere with such relationship. For purposes of this subsection (B): (x) a “Customer or Client” is any customer or client of Employer or any of its parents, affiliates or subsidiaries with whom or which Employee first had contact, or developed a relationship primarily, during the twenty-four (24) months preceding Employee’s termination of employment with Employer; and (y) a “Prospective Customer or Client” is any individual or entity with respect to whom or which Employer was engaged in a solicitation at any DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 time during the twelve (12) months preceding the termination of Employee’s employment with Employer and with whom or which Employee first had direct or indirect contact, or about whom or which Employee had access to Confidential Information. II.4. Non-Disparagement. Except as otherwise set forth in Article 2.1, Employee agrees not to, at any time (both during and after Employee’s employment with Employer), disparage or to make any oral or written statements that place in the negative light the business or reputation of Employer, its clients and customers and its or their respective officers, directors, agents or employees (including on any social media site such as Glassdoor, LinkedIn, Facebook and Instagram). Nothing in this Agreement is intended to prevent Employee from providing truthful information to the extent required or permitted by applicable law or as requested by any regulatory or self-regulatory organization. II.5. Cooperation with Investigations/Litigation. Employee agrees, upon Employer’s request, to reasonably cooperate both during and after Employee’s employment with Employer in any investigations, litigation, arbitration, or regulatory proceedings relating to any events that occurred during Employee’s employment with Employer. Employee will be reasonably available to consult with Employer’s counsel, to provide information, and (to the extent requested) to appear to give truthful testimony. Employer will reimburse Employee for reasonable out-of- pocket meal and travel expenses Employee incurs in extending such cooperation, so long as Employee provides advance written notice of Employee’s request for reimbursement and provides satisfactory documentation of the expenses. II.6. Reasonable Restrictions/Damages Inadequate Remedy. The Parties to this agreement acknowledge that the restrictions contained in this Article are reasonable and necessary to protect the legitimate business interests of Employer and that any breach by Employee of any provision contained in this Article may result in immediate irreparable injury to Employer for which a remedy at law would be inadequate. Accordingly, and notwithstanding the mandatory arbitration requirement for other claims as set forth in Article 4.6 below, the Parties shall be entitled to temporary or permanent injunctive or other equitable relief (without being obligated to post a bond or other collateral) from a court of competent jurisdiction in the event of any breach or threatened breach of the provisions of this Article, in addition to any other remedy that may be available whether at law or in equity. II.7. Tolling. In the event of a breach or violation of Employee of Article 2.3(A) or 2.3(B) of this Agreement, the Restricted Period shall be tolled (retroactive to the date such breach commenced), until such breach or violation has been duly cured. II.8. Separate Covenants. In the event that any court of competent jurisdiction shall determine that any one or more of the provisions contained in this Article shall be unenforceable in any respect, then such provision shall be deemed modified, limited and restricted to the extent that the court shall deem the provision to be enforceable. It is the intention of the parties to this Agreement that the covenants and restrictions in this Article be given the broadest interpretation permitted by law. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of any other provision hereof. If, in any judicial or arbitration proceedings, a court of competent jurisdiction or arbitration panel should refuse to enforce all of the separate covenants and restrictions in this Article, then such unenforceable covenants and restrictions shall be eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants and restrictions to be enforced in such proceeding. DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 ARTICLE III OWNERSHIP OF PROPRIETARY RIGHTS III.1. Proprietary Rights. For the purposes of this Agreement, “Proprietary Rights” shall mean all right, title and interest (including any copyrights, patent rights, trademarks, servicemarks and trade names) in and to, or associated with, or arising from, any and all notes, data, reference materials, sketches, drawings, memoranda, documentation, and any and all work product conceived, created, reduced to any medium of expression and/or produced as part of the activities of Employee for Employer, including all written, graphical, pictorial, visual, audio, and audiovisual elements relating thereto, software code or records in any way incorporating or reflecting any Confidential Information and any original works of authorship, derivative works, inventions, developments, concepts, know-how, improvements, trade secrets or ideas, whether or not fixed in a tangible medium of expression, that are conceived or developed in whole or in part by Employee alone or in conjunction with others, whether or not conceived or developed during regular working hours by, or in association with, Employer that are made through the use of any Confidential Information or any of Employer’s equipment, facilities, supplies, or trade secrets, or that relate to Employer’s business or Employer’s actual or demonstrably anticipated research and development, or that result from any work performed by Employee for Employer. III.2. Ownership of Proprietary Rights. Employee covenants and agrees with Employer that all Proprietary Rights shall belong exclusively to Employer, and Employee agrees to assign and hereby assigns to Employer, all rights, title and interest throughout the world in and to all Proprietary Rights. Employee agrees to promptly make full written disclosure to Employer, and will hold in trust for the sole right and benefit of Employer, all Proprietary Rights. Employee agrees that, upon request of Employer and without any separate remuneration or compensation, Employee shall take such action and execute and deliver such documents and instruments as may be necessary or proper to vest in Employer all right, title and interest in and to all such Proprietary Rights. Without limiting the foregoing, Employee further agrees that for any original works of authorship created by Employee, Employer shall be deemed the author thereof under the United States Copyright Act; provided, however, that in the event and to the extent such works do not to constitute “works made for hire” as a matter of law, Employee agrees to irrevocably assign and transfer, and hereby irrevocably assigns and transfers to Employer, all right, title and interest in and to such works, including but not limited to copyrights. III.3. Maintenance of Records. Employee covenants and agrees to take commercially reasonable measures to keep and maintain adequate and current written records of all inventions and works of authorship made by Employee (solely or jointly with others) during the term of Employee’s relationship with Employer. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of Employer at all times. Employee agrees not to remove such records from Employer’s place of business except as expressly permitted by Employer policy, which may, from time to time, be revised at the sole election of Employer. Employee agrees to return all such records (including any copies thereof) to Employer at the time of termination of services with Employer. III.4. Recordation of Proprietary Rights. Employee covenants and agrees to assist Employer, or its designee, at Employer’s expense, in every proper way to secure Employer’s, or its designee’s, rights in Proprietary Rights in any and all countries, including the disclosure to Employer or its designee of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordation, and all other instruments that Employer or its designee shall deem necessary in order to apply for, obtain, maintain and transfer DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 such rights, or if not transferable, waive such rights, and in order to assign and convey to Employer or its designee and any successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Proprietary Rights. Employee further agrees that the obligation to execute or cause to be executed, when it is in Employee’s power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If Employer or its designee is unable because of Employee’s mental or physical incapacity or unavailability or for any other reason to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents, copyrights, or other registrations covering Proprietary Rights assigned or to be assigned to Employer or its designee as above, then Employee hereby irrevocably designates and appoints Employer and its duly authorized officers and agents as Employee’s agent and attorney-in-fact, to act for and on Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent, copyright or other registrations thereon with the same legal force and effect as if originally executed by Employee. Employee hereby waives and irrevocably quit claims to Employer or its designee any and all claims, of any nature whatsoever, that Employee now or hereafter has for infringement of any and all proprietary rights assigned to Employer or such designee. III.5 Exception. Employee is advised that the foregoing provisions regarding Employer’s ownership of Proprietary Rights and Employee’s assignment provisions do not apply to any invention that Employee developed entirely on Employee’s own time without using Employer’s equipment, supplies, facilities or trade secret information, except that Employee acknowledges and understands that the foregoing provisions regarding Employer’s ownership of Proprietary Rights and Employee’s assignment provisions shall apply to inventions that either (i) related at the time of conception or reduction to practice of the invention to Employer’s business, or actual or demonstrably anticipated research or development of Employer; or (ii) result from any work performed by Employee for Employer. ARTICLE IV MISCELLANEOUS IV.1. Benefit of Agreement and Assignment. This Agreement shall inure to the benefit of Employer and its successors and assigns (including, without limitation, the purchaser of all or substantially all of its assets) and shall be binding upon Employer and its successors and assigns. This Agreement shall also inure to the benefit of and be binding upon Employee and Employee’s heirs, administrators, executors and assigns. Employee may not assign or delegate Employee’s duties under this Agreement, without the prior written consent of Employer. IV.2. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given (A) on the date delivered if personally delivered, (B) upon receipt by the receiving party of any notice sent by registered or certified mail (first-class mail, postage pre-paid, return receipt requested) or (C) on the date targeted for delivery if delivered by nationally recognized overnight courier or similar courier service, in each case addressed to the Employer or Employee, as the case may be, at the respective addresses indicated in the caption of this Agreement or such other address as either party may in the future specify in writing to the other. IV.3. Entire Agreement/Modification. This Agreement contains the entire agreement of the parties related to the subject matters set forth herein and therein, and supersedes any and all prior or contemporaneous agreements and understandings, whether written or oral, between the DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 parties with respect to the subject matters of this Agreement. Employee acknowledges and agrees that Employee has not relied on any such prior or contemporaneous agreements or understandings. This Agreement may not be changed or modified except by an instrument in writing, signed by Employee and an authorized representative of Employer. IV.4. No Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof. IV.5. Headings. The Article and Section headings in this Agreement are for the convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. IV.6. Confidential/Mandatory Arbitration. Employee and Employer agree that all disputes, claims, or controversies arising out of or relating in any way to Employee’s employment with Employer or any of its parents, affiliates or subsidiaries, the termination thereof, and/or this Agreement, including all statutory, contractual, and common law claims, shall be finally settled by confidential binding arbitration in accordance with the complete terms of Section 8 of the foregoing Executive Employment Agreement, which are incorporated by reference as if stated in full herein. IV.7. Certain Claim Filing by Employer. Notwithstanding anything in Article 4.6 herein, either party may elect to file and pursue (in state or federal court) claims which arise from actual or threatened breaches of Article II or III herein. IV.8. Governing Law; Jurisdiction. Employee hereby expressly and irrevocably consents and submits to the jurisdiction of any state or federal court located in or having jurisdiction over New York County, New York, without regard to the choice of law principles thereof. Employee waives, to the fullest extent permitted by applicable law, any objection which Employee now or hereafter has to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in an arbitration or court, as applicable, and agrees that Employee shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any court. SUBJECT TO APPLICABLE LAW, EMPLOYER AND EMPLOYEE HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY. IV.9. Counterparts. This Agreement may be executed in one more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. IV.10. Agreement to Take Actions. Each party to this Agreement shall execute and deliver such documents, certificates, agreements and other instruments, and shall take all other actions, as may be reasonably necessary or desirable in order to perform such party’s obligations under this Agreement. IV.11. Survival. The Parties acknowledge and agree that the post-employment terms and conditions of this Agreement, including as set forth in Article II and Article III herein, shall survive the termination of this Agreement and Employee’s employment hereunder. DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 [Signature Page Follows] DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement voluntarily and of their own free act and deed, without any coercion, duress or undue influence, as of the date first written above. COMPANY: Pagaya Technologies US LLC Name: Tami Rosen Title: Chief People Officer EMPLOYEE: Name: Michael Kurlander Title: Chief Financial Officer DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 Exhibit B Pagaya Technologies Ltd. Compensation Policy for Executive Officers and Directors As approved by the Board of Directors (the “Board”) of Pagaya Technologies Ltd. (the “Company”) on May 17, 2022, and by the Company’s shareholders (“Shareholders”) at a General Meeting on June 16, 2022. Each capitalized term in the Company’s Compensation Policy for Executive Officers and Directors (this “Policy”) shall have the meaning assigned to it in the Israeli Companies Law, 5759-1999 (the “Companies Law”), unless otherwise defined in this Policy. 1. General The Companies Law (i ) sets forth provisions regarding the structure of compensation for “Office Holders” (as such term is defined in the Companies Law, in this Policy, “Office Holders”) in publicly held companies, (ii) establishes a process for the approval of such compensation and (iii) prescribes an obligation to adopt a compensation policy. Accordingly, this Policy was adopted by the Board and by the Shareholders. For purposes of this Policy, “Executive Officers” shall mean Office Holders of the Company who are employed by the Company or an affiliate thereof, excluding, unless otherwise expressly indicated in this Policy, non-executive directors of the Board (the “Directors”). This Policy shall apply to compensation agreements and arrangements that will be approved after the date on which this Policy is adopted. The Board shall review and reassess the adequacy of this Policy from time to time, or as otherwise required by the Companies Law. Considerations in Adopting the Policy – The considerations that guided the Board in adopting the Policy are:  advancement of the Company’s objectives and its financial goals, for the short-term and also with a long-term view;  creating appropriate incentives for Executive Officers taking into account, inter alia, specific divisions or regions of the Company and the Company’s risk management practices;  creating alignment between the Executive Officers’ interests and the interests of Shareholders;  the Company’s size and the nature of its activities and markets;  the Company’s competitive environment. The compensation of an Executive Officer will be determined after giving consideration to the terms offered to comparable executive officers in Comparable Companies (as defined below), to the extent such information is readily available, in order to offer competitive terms and attract and retain competent and capable Executive Officers. The applicable benchmark will be determined such that the compensation of Executive Officers serving in roles having responsibility over global operations will generally be compared to global roles, and Executive Officers serving in particular localities will generally be compared to roles in such localities. In addition, in order to attract or retain unique talents that are considered by the Company as such, the compensation may exceed the aforementioned levels; DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3  the Executive Officers’ contributions to achieving the Company’s goals, to maximizing its profits and to maximizing the Company’s value, all with a long-term view and according to the various Executive Officers’ positions; and  recruitment and retention of high-quality personnel. This Policy was prepared taking into account the characteristics of the Company, the scope of the Company’s current and prospective activities, markets and geographic regions of operation, and its being a company listed for trade on the Nasdaq Stock Market (“Nasdaq”). The components of compensation may be as follows: A. Fixed components: Base salary,2 and may include a signing bonus, retention bonus, or a relocation bonus as well as severance payments (retirement payment, non-competition payment or any other benefit that is given to an Executive Officer with respect to the cessation of his or her service or employment with the Company or its affiliates). B. Variable cash components: Different types of cash bonuses, which may include annual bonuses and special bonuses. C. Variable equity components: Stock options, shares, restricted shares, restricted share units (“RSUs”), and the like, which are issued in the framework of equity-based award plans that have been adopted or will be adopted in the future by the Company. D. Insurance, exculpation and indemnification: Directors and officers liability insurance (both during the ordinary course of business as well as with respect to one-time runoff events), release from liability for Directors and Executive Officers, in advance or retroactively, and grant of an undertaking to indemnify the Director or Executive Officer in advance and retroactively. The provisions of this Policy apply only to Executive Officers and Directors. This Policy does not grant rights to the Executive Officers and Directors to receive any type of compensation specified in this Policy. The types and components of compensation to which an Executive Officer or Director will be entitled will be solely those approved by the Compensation Committee of the Board (the “Compensation Committee”), the Board and/or Shareholders, according to applicable law. 2. Principles for Determining Compensation In setting the compensation of an Executive Officer or Director, the Compensation Committee and the Board, as applicable, may consider all factors that it deems relevant, which may include, among others, the following to the extent relevant to such Executive Officer or Director: 2.1 his or her education, qualifications, expertise, professional experience, and achievements; 2 With respect to any reference in this Policy to annual wage (gross)/base salaries, the total actual cost to the Company or its affiliates will also include payment of social and related benefits to the extent required by applicable law. DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 2.2 his or her position, fields of responsibility, and expected contributions to achieving the Company’s goals, as well as any additional duties and positions with the Company and its affiliates; 2.3 his or her existing and prior compensation arrangements with the Company or its affiliates, or prior employers, to the extent not prohibited by applicable law and best practices; 2.4 the terms of compensation of executives in the Company and its affiliates at the same level; 2.5 in the Compensation Committee’s discretion, a comparison may be made to the compensation for comparably situated executives in the relevant market, geographical location and region of activity, and the employment or compensation practices in the industry and/or the relevant geographical location, region of activity or jurisdiction; 2.6 his or her past performance and expected contribution to the Company’s future growth and profitability; 2.7 the ratio between the compensation of the Executive Officer or Director and that of other employees of the Company and its affiliates; and 2.8 any requirements prescribed by applicable law (including, for purposes of this Policy, applicable securities laws and stock exchange regulations) from time to time. 3. Ratio Between Fixed and Variable Components; Intra-Company Compensation Ratio 3.1 In setting the compensation of an Executive Officer, the Company will attempt to balance the mix of fixed components and variable components in order to, among other things, appropriately incentivize the Executive Officer to meet the Company’s short and long-term goals while considering, among others, the Company's risk management policies. To that end, the ratio between variable components out of the total compensation that the Company targets under this Policy, measured on an annual basis is 95%. The above ratio represents the optimal compensation mix desired by the Company, assuming that the applicable bonus and/or commission milestones and targets are fully achieved. Accordingly, the actual ratio may vary based on performance in the relevant year. 3.2 In the process of establishing this Policy, the Board has examined the ratio between overall compensation of each Executive Officer and the average and median salaries of the other employees (including contractors and temporary employment agency contractors), as well as the possible ramifications of such ratio on the work environment in the Company, in order to ensure, among other things, that levels of executive compensation will not have a negative impact on the positive work relations in the Company. 4. The Fixed Compensation Component 4.1 Base Salary 4.1.1 The annual gross salary of the Executive Officers will be determined by the Compensation Committee, the Board, and, for the Chief Executive Officer of the DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 Company (the “CEO”), the general meeting of Shareholders if required by applicable law. The approved annual gross salary may include a mechanism for salary updates and currency conversion calculations. 4.1.2 In determining the Executive Officer’s salary, the members of the Compensation Committee and Board may take into consideration the recommendation of the CEO, if relevant, the salaries of Executive Officers in the same position of other publicly listed companies similar in size or character to the Company (the “Comparable Companies”), as well as the Company’s financial performance and the Executive Officer’s contribution to the Company. 4.1.3 In addition, the Executive Officer will be entitled to reimbursement for reasonable expenses actually paid in the context of his or her duties, upon presentation of receipts, all in accordance with Company practice. There is no cap on such reimbursement. 4.1.4 Notwithstanding any other provision of this Policy, the CEO may approve an amendment to the terms of service or employment (whether fixed or variable) of Executive Officers reporting to him or her (who is not also a member of the Board); provided that (i) such amendment is not material, (ii) such amendment is consistent with the provisions of this Policy, and (iii) the aggregate effect of such amendment during the term of this Policy does not exceed three (3) months of such Executive Officer’s salary for the applicable year. Such an immaterial amendment so approved by the CEO in accordance with this Section shall be reported to the Compensation Committee at its first meeting following such approval, and shall be in compliance with this Policy. 4.2 Benefits 4.2.1 The Company shall be entitled to grant Executive Officers benefits as specified below, which shall be determined taking into account the terms customary in the market for Executive Officers in similar positions and in accordance with the Company’s policies or those of the applicable affiliate, such as: (a) pension arrangements (including an arrangement according to the Severance Pay Law, 5723-1963) or a defined benefit plan; (b) disability insurance; (c) health insurance; (d) contributions to an advanced study fund; (e) vacation days; (f) convalescence pay; (g) sick days; or (h) taxation gross up. In addition, Executive Officers employed outside of Israel may receive other similar, comparable or customary benefits as applicable in the relevant jurisdiction in which he or she is employed. 4.2.2 The Company or an applicable affiliate may offer additional benefits to Executive Officers, including mobile phones, mobile computers, Internet connection, other telecommunication and electronic devices and communication expenses, company cars and travel benefits, housing allowance, newspaper subscriptions, participation in the cost of professional conferences, professional literature, professional liability insurance, periodic medical examinations, holiday and special occasion gifts, academic and professional studies, and grossing up the value of the imputed benefit for tax purposes. The grant of registration rights to an Executive Officer shall not be deemed an employment benefit for any purpose. DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 4.2.3 In the event of relocation or repatriation of an Executive Officer to another country or state, such Executive Officer may receive benefits including reimbursement for reasonable out-of-pocket payments, whether one time or ongoing, such as moving expenses, housing allowance, car allowance, and home leave visits. 4.3 Signing Bonus, Retention Bonus and Relocation Bonus 4.3.1 The Company or an applicable affiliate shall be entitled, under circumstances to be approved by the Compensation Committee and the Board, to offer an Executive Officer a signing bonus, a retention bonus, or a bonus for relocation, all subject to obtaining the approvals required by applicable law. 4.3.2 In the event of hiring a new Executive Officer, the Compensation Committee and the Board may elect to pay a signing bonus. The maximum cash signing bonus payable to an Executive Officer shall not exceed twelve (12) months of such Executive Officer’s salary. The Company shall be entitled to determine, on the date the signing bonus is granted and at the discretion of the Compensation Committee and the Board, that the Executive Officer will be required to return all or part of the signing bonus to the Company or an applicable affiliate to the extent that he or she does not complete a minimum term of service with the Company or its affiliates. 4.3.3 A bonus for relocation may be granted in the event an Executive Officer is relocated to a different country or state in order to work for the Company or any of its affiliates. The total bonus for relocation will not exceed the sum of the employer’s cost for twelve (12) months of such Executive Officer’s salary and additional or related benefits in each case for the relevant year, and may be paid in cash or as share-based compensation, at the discretion of the Compensation Committee and the Board. The above limitation excludes any reimbursement of expenses incurred by the Executive Officer in connection with such relocation as set forth in Section 4.2.3 above. The Company or its applicable affiliate shall be entitled to determine on the date the relocation bonus is granted and at the discretion of the Compensation Committee and the Board, that the Executive Officer will be required to return all or part of the relocation bonus to the Company or its applicable affiliate to the extent that he or she does not complete a minimum term of service with the Company or an affiliate. 4.3.4 The total retention bonus shall not exceed the sum of the employer’s cost for twelve (12) months of such Executive Officer’s salary and additional or related benefits for the relevant year. The Company or its applicable affiliate shall be entitled to determine, on the date the retention bonus is granted and at the discretion of the Compensation Committee and the Board, that the Executive Officer will be required to return all or part of the signing bonus to the Company or its applicable affiliate to the extent that he or she does not complete a minimum additional term of service with the Company or its affiliates. 4.4 Severance Pay and Retirement Payments 4.4.1 In any event of a termination of an employment or service relationship (other than in the event of the termination of an Executive Officer under circumstances which, in the DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 opinion of the Compensation Committee and the Board, grant the Company or its applicable affiliate the right to terminate his or her employment without severance pay under applicable law), the Executive Officer will be entitled to severance pay to the extent required by applicable law or, alternatively, to the amount of the payments deposited on his or her behalf with respect to severance pay into a provident fund, a pension fund or similar fund (e.g., in accordance with the provisions of Section 14 of the Israeli Severance Pay Law, 5763-1963) and, in the case of an Executive Officer whose terms of employment or service are not governed by Israeli law, the severance normally allocated in the Executive Officer’s home country, all in the discretion of the Company and its affiliates and according to the provisions stipulated in the employment or service agreement. Such severance payments may be subject to any applicable severance plans of the Company or its affiliates, if any. 4.4.2 Notwithstanding the above, the Company and its affiliates shall be entitled to stipulate in an employment or service agreement with an Executive Officer (whether on the date the employment or service agreement is executed or in the context of an amendment to the employment or service agreement or a settlement agreement) a higher amount of severance pay than that which is due to the Executive Officer by applicable law, up to a cap equal to the employer’s cost for twenty four (24) months of such Executive Officer’s salary and additional or related benefits for the relevant year (which shall include all non-equity payments in accordance with Sections 4 and 5 of this Policy) above the foregoing severance amounts, which will be determined taking into consideration, among other things, the Executive Officer’s role, position, and the number of years of his or her employment or service with the Company or its affiliates. 4.5 Advance Notice and Adaptation or Transition Period 4.5.1 The Company and its affiliates shall be entitled to give an Executive Officer a period of advance notice of termination of up to twelve (12) months. The Company and its affiliates shall be entitled to waive the services of an Executive Officer during the advance notice period, in whole or in part; provided that it continues to make all of the payments and provide all benefits he or she is due under his or her employment or service agreement and applicable law. Alternatively, the Company and its affiliates shall be entitled to terminate such Executive Officer’s employment or service without advance notice; provided however, that the Company or the appliable affiliate may pay the Executive Officer upon the termination of his or her employment or service, payments equal to the payments he or she is owed in lieu of the advance notice period (and, without limitation salary, vacation days and all payments and benefits he or she is due under the relevant employment or service agreement and applicable law). 4.5.2 The Company and its affiliates will be entitled to grant an Executive Officer monetary and/or equity bonuses with respect to the advance notice period (including in the event of payment in lieu of the advance notice period) and that the advance notice period (including in the event of payment in lieu of the advance notice period) will count toward the vesting of equity compensation, to the extent it has been granted him or her. 4.5.3 The Company and its affiliates may provide an additional adaptation or transition period during which an Executive Officer will be entitled to up to twelve (12) months of continued base salary and benefits (which shall include all non-equity payments in accordance with Sections 4 and 5 of this Policy). Such transition amount may also be paid as a one-time bonus. Additionally, the Company and its affiliates may determine DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 that the Executive Officer’s equity shall not expire and continue to vest during such period. In this regard, the Compensation Committee and Board shall take into consideration the Executive Officer’s term of employment or service, the Executive Officer’s compensation during employment or service with the Company and its affiliates, the Company’s performance during such period, and the contribution of the Executive Officer in achieving the Company’s goals and the circumstances of termination. 4.5.4 Upon death of an Executive Officer or Director, any payment accrued to him (including bonus and/or equity) may be paid to his or her heirs. 4.6 Payment upon a Change of Control and a Cap for all payments due to termination of Service 4.6.1 In the case of any retirement or termination upon a transaction involving a “Change of Control” (as determined by the Board), the non-equity payments will be subject to the limitations specified in Section 4.8.1 below, except that, instead of twenty four (24) months, the limit shall be thirty six (36) months. 4.7 Non-solicitation or Non-compete Arrangements 4.7.1 Non-solicitation or non-compete undertakings by an Executive Officer, and payment in consideration for such undertakings, shall not exceed twenty four (24) months of such Executive Officer’s salary. 4.8 Cap for Payments Upon Termination of Service 4.8.1 All non-equity payments due as a result of an Executive Officer’s termination of service shall, in no event, exceed the sum of the employer’s cost for twenty four (24) months of such Executive Officer’s salary, and additional or related benefits for the specific year of the relevant Executive Officer, which shall include all non-equity payments in accordance with Sections 4 and 5 of this Policy (in addition to any mandatory payment or period under applicable law). 5. The Variable Cash Component – Bonuses, Special Bonuses and Commissions 5.1 Targets for an annual cash bonus (“Annual Bonus”) for an Executive Officer. The Company and its affiliates may grant an Executive Officer an Annual Bonus that will be calculated based on the achievement of targets and indicators of various types, in whole or in part, all as specified below. Such targets and indices with respect to the CEO shall be approved by the Compensation Committee and the Board pursuant to this Policy. The Company and its affiliates may grant Executive Officers who report to the CEO an Annual Bonus, which will be calculated taking into consideration the achievement by the respective Executive Officer of targets and indicators of various types, in whole or in part. Such targets and indices may be determined solely by the CEO, as specified below (provided that the Executive Officer is not a member of the Board). 5.1.1 Company Targets – Company indicators are economic indicators for the Company’s performance, and may include, but are not limited to, one or more of DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 the following: (a) the Company’s share price or the Company’s value, on the stock exchange on which it is traded; (b) the Company’s revenues from sales; (c) operating income/loss;3 (d) revenues from the sales of specific Company products and services; (e) revenues from sales of the Company’s products in a particular territory/market; (f) gross profit; (g) net income/loss; (h) EBITDA; (i) execution of agreements with strategic partners; (j) growth of the Company’s head count; and (k) development of products and services. The weight that may be given to one or more Company targets is up to 100%. Company targets will be calculated on the basis of the information in the Company’s audited consolidated financial statements or as otherwise determined appropriate by the Compensation Committee and the Board. 5.1.2 Individual Targets – Indicators that will be determined in relation to each Executive Officer, in accordance with such Executive Officer’s position and the Company’s budget, and which may include, but are not limited to, as applicable to the relevant organizational departments, one or more of the following: meeting targets for development; breaking into new markets; meeting expense targets; meeting financing targets; closing distribution transactions; client satisfaction index; employee satisfaction index; regulatory filings and approvals according to plan; meeting the number of launches of new products and services; raising capital (including by means of a public offering); meeting success targets for customer training and marketing events; and meeting supply targets. 5.1.3 Supervisor’s Evaluation – Performance evaluation by the Board (in relation to the CEO) or by the CEO (in relation to all other Executive Officers who report to the CEO and are not members of the Board). The evaluation may address criteria that are not financial, including the long-term contribution of the Executive Officer and his or her long-term performance and other non-measurable criteria. Non-measurable criteria that may be considered include, among others: contribution to the Company’s business; profitability and stability; the need to attract or retain an Executive Officer with skills, know-how or unique expertise; the responsibility imposed on an Executive Officer; changes that occurred in the responsibility imposed on an Executive Officer during the year; performance satisfaction, including assessing the degree of involvement of an Executive Officer and devotion of efforts in the performance of his or her duties; assessment of the ability of an Executive Officer to work in coordination and cooperation with other employees; and contribution to an appropriate control environment and ethical environment. For the CEO, the scope of this discretionary component may be up to three (3) months’ salary. For other Executive Officers, the scope of this component may be up to 100% of the total target Annual Bonus, if so determined by the Compensation Committee and the Board. 5.2 The Compensation Committee and the Board (with respect to the CEO) or the CEO (with respect to Executive Officers reporting to him or her who are not also members of the Board) will determine the Company and individual targets for each respective year. The Compensation Committee and the Board, or the CEO, as set forth above, may condition the entitlement to an Annual Bonus on meeting one or more targets. 3 For the purpose of the above, operating income/loss may be measured on a non-GAAP basis, for example after neutralizing depreciation and amortization, changes in allocations for lost and doubtful accounts, expenses with respect to equity-based compensation, and the effect of one-time events. DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 5.3 Specifics of the targets in each measurement category as well as the relative weight of each of the measurement categories will be determined individually for each Executive Officer (to the extent that targets are determined for each Executive Officer, as noted above), and may be based on the Executive Officer’s role and according to the organizational unit to which he or she belongs and which he or she supervises. The Company targets may be the same for all Executive Officer, or different from one Executive Officer to another. 5.4 Maximum Annual Bonus – The maximum amount of the Annual Bonus shall not exceed thirty six (36) months’ base salary for an Executive Officer. 5.5 Calculation of the Annual Bonus Upon Cessation of Employment or Service – In the event of cessation of employment or service during the course of a calendar year (provided that the employment or service was not terminated under circumstances that do not entitle the Executive Officer to severance pay), the Executive Officer may be entitled to a full or a relative portion of the Annual Bonus, which will be calculated pro rata, in accordance with the period during which the respective Executive Officer was employed by the Company and its affiliates in the respective calendar year, as shall be determined by the Company or its appliable affiliate. 5.6 Special Bonus 5.6.1 Subject to Section 5.6.2. below, in addition to an Annual Bonus, the Compensation Committee and the Board may approve a special bonus (which may be discretionary or based on predetermined targets) for an Executive Officer, which shall not exceed twenty four (24) months’ base salary of such Executive Officer. If required under applicable law, the special bonus will be subject to approval of Shareholders. 5.6.2 For the CEO, any portion of the special bonus that is not based on measurable criteria, together with the other discretionary components of the CEO’s total Annual Bonus as set forth in Section 5.1.3, to the extent there are such components, shall not exceed three (3) months’ base salary. 5.6.3 As part of the variable compensation component of any Executive Officer reporting to the CEO, the CEO may approve a bonus that is not based on measurable criteria, which shall not exceed three (3) months of such Executive Officer’s base salary for the applicable year. Such a bonus shall be reported to the Compensation Committee at its first meeting following such approval by the CEO. 5.7 Commissions 5.7.1 The Company and its affiliates may pay commissions to an Executive Officer in accordance with the Company’s policies, which shall be approved by the Compensation Committee and the Board. Commissions may be paid in addition to an Annual Bonus or a special bonus. 5.7.2 The amount of the commissions awarded to an Executive Officer may be calculated as a percentage of the revenues from the Company’s overall sales, revenues from the sales of specific Company products, or revenues from sales in DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 a particular territory or market, in each case to be determined in advance, or as otherwise permitted under the Company’s policies. In any event, the amount of commissions awarded to an Executive Officer shall not exceed 95% of the base salary of the Executive Officer. 5.8 Discretion Regarding Reduction of Bonuses The Compensation Committee and the Board shall be entitled, in cases of fraud or willful misconduct, to reduce or cancel a bonus or commission to an Executive Officer to the extent permitted by the applicable law of the jurisdiction governing the Executive Officer. 6. The Variable Equity Component 6.1 General – Types of Securities. The Company shall be entitled to adopt, from time to time, one or more plans for the grant of options to be exercised for shares of the Company, shares of the Company, restricted shares, RSUs and other equity based compensation (“Equity Awards”), to Executive Officers and Directors, as a long-term incentive. The Board may permit the grant of Equity Awards by any subsidiary of the Company (whether wholly owned or not) to Executive Officers; provided that the below principles (including vesting period and fair value) shall apply, subject to applicable changes (and in such case the term Equity Awards shall refer to equity awards of the Company’s subsidiary, mutatis mutandis). 6.2 Equity Cap – The fair market value of the Equity Awards for the Executive Officers and Directors will be determined according to acceptable valuation practices at the time of grant. Such fair market value shall not exceed $10 million for each Executive Officer or Director per year of vesting, on a linear basis. 6.3 Formulation of Eligibility – The Company shall be entitled to grant Executive Officers and Directors Equity Awards that will vest after the passing of a period of time as stipulated and subject to continued employment or service with the Company and its affiliates and shall also be entitled to grant Executive Officers and Directors Equity Awards whose vesting is conditioned on meeting targets or milestones or upon the occurrence of a particular event that shall be established in advance and subject to continuous employment with (or provision of services to) the Company or an affiliate thereof. Without derogating from the generality of the above, such targets may include a target share price or company value on the exchange on which the Company’s shares are traded. 6.4 Vesting Period – The vesting period of Equity Awards will be as determined by the Company on the date they are granted. Unless determined otherwise in a specific award agreement or in a specific compensation plan approved by the Compensation Committee and the Board, or otherwise provided in this Policy, grants to Executive Officers and Directors shall vest based on (i) time, spread over not less than one year from the grant date or from the start of the Executive Officer’s or Director’s employment or service with the Company or its affiliates, as applicable, or (ii) performance criteria. In addition, with respect to any newly appointed Executive Officer, the vesting terms of any Equity Award grants may have shorter vesting periods, including those that match those of any equity or similar incentives forfeited by such incoming Executive Officer in connection with his or her departure from his or her former employer. DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 6.5 Acceleration of Vesting of Equity Awards – The Board may, following approval by the Compensation Committee, determine provisions with respect to the acceleration of the vesting period of any Executive Officer’s or Director’s Equity Awards, including, in connection with a corporate transaction or a “Change of Control” (as determined by the Board) or the waiver of any performance-based vesting criteria. 6.6 Exercise Period – The Company may determine for each option granted to an Executive Officer or Director the exercise period applicable upon the occurrence of each specified event, including the extension of the exercise period of options following the date of termination of service or otherwise. 6.7 Other Terms – All other terms of the Equity Awards shall be in accordance with the Company’s incentive plans and other related practices and policies. Accordingly, the Board may, following approval by the Compensation Committee, make modifications to such awards consistent with the terms of such incentive plans, subject to any additional approval as may be required by the Companies Law. 7. Employment as a Contractor or by Means of a Personal Services Company The Company and its affiliates may employ an Executive Officer or Director as an independent contractor rather than as an employee. In such case, all of the caps stipulated in this Policy will be converted into employer cost terms in order to examine whether the terms of the employment of such Executive Officer or Director meet the principles of this Policy, which shall apply to him or her mutatis mutandis. In such case, the term “employment agreement” in this Policy shall refer to an “agreement for the provision of services” or a “consulting agreement,” as applicable. 8. Indemnification, Exculpation and Insurance 8.1 The Company and its affiliates may grant Executive Officers and Directors (a) an undertaking to indemnify, consistent with Company practice, (b) a release from liability and (c) liability insurance (including a run-off type insurance policy) – in each of the cases specified in clauses (a) through (c), in advance and retroactively, subject to the provisions of applicable law, including the Companies Law, and the Company’s Articles of Association. 8.2 Without derogating from the generality of the above, the Company may, at any time during the term of this Policy, acquire a directors’ and officers’ (including controlling shareholders) liability insurance policy, as they may serve the Company from time to time, to extend and to renew the existing insurance policy, and to enter into a new policy on the renewal date or during the insurance coverage period, with the same insurer or with another insurer in Israel or overseas, according to the terms specified below, for directors’ and officers’ insurance; provided that the engagements shall be on the basis of the principles of the terms specified below and the Compensation Committee and the Board have approved it: 8.2.1 The maximum coverage under the policy shall not exceed the higher of (i) $200 million and (ii) 15% of the Company’s market capitalization, calculated based on the closing price of the Company’s shares, as quoted on Nasdaq at the close of business on December 31 of the calendar year preceding the date of such approval, without limiting the premiums payable; DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 8.2.2 The Compensation Committee and Board may approve annually the Company’s purchasing a new policy that meets the terms established in this Policy; 8.2.3 The insurance policy may be extended to cover claims that may be filed against the Company itself (as opposed to claims against directors or officers) relating to violation of securities laws, and payment arrangement may be established for insurance proceeds according to which the right of the directors and officers to receive indemnification from the insurer under the policy takes precedence over the Company’s right; and 8.2.4 The policy shall also cover the liability of directors and officers considered controlling Shareholders or their relatives, from time to time; provided that the coverage terms in such case shall not exceed those of the Company’s and its subsidiaries’ other directors and officers. 9. Claw-Back of Annual or Special Bonuses and Equity Awards To reflect sound corporate governance, the Board or Compensation Committee, in its discretion, may determine that an Executive Officer’s rights, payments and benefits with respect to annual or special bonuses and Equity Awards granted to such Executive Officer shall be subject to reduction, cancellation, forfeiture, rescission or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting, restrictions or other performance conditions of the Equity Award. Such events may include, but shall not be limited to, termination with or without cause, or breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Executive Officer. In addition, in the event that (i) less than two years have passed from the date of payment of such compensation to an Executive Officer, and (ii) the Company’s audited financial statements are restated or otherwise revised for any year, in such manner that the amount of the compensation paid, granted, vested, settled or accrued to such Executive Officer with respect to such year would have been in a lower amount had it been calculated according to the restated or otherwise revised data, the Board or Compensation Committee, in its discretion, may (and, to the extent required by applicable law, shall) require the Executive Officer to reimburse the Company or an applicable affiliate for the difference between the amount of the compensation received and that to which the Executive Officer would have been entitled as a result of such restatement or other revision. The manner of payment or reimbursement of such sums, as applicable, shall be determined by the Compensation Committee and Board. Nothing in this Section 9 derogates from any other “recoupment,” “claw-back” or similar provisions regarding disgorging of profits imposed on Executive Officers by virtue of applicable law. DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 10. Term This Policy shall remain in effect for a period of five years, commencing on the date of approval of this Policy by the general meeting of Shareholders. 11. Policy Caps Any deviation from any cap set forth in this Policy by up to 10% shall not be deemed to be a deviation and the compensation shall be viewed as compensation in compliance with this Policy and its provisions. 12. Director Compensation 12.1 The total fees (whether periodic fees, fees per meeting or fees based on any other criteria) paid per annum to the Directors with respect to the provision of services to the Company will be determined by the Compensation Committee, the Board and the general meeting of Shareholders. The approved gross fees per annum may include a mechanism for payment updates and currency conversion calculations. The remuneration may include both fixed and variable components (including Equity Awards), as will be determined by the Compensation Committee, the Board and the general meeting of Shareholders, if so required by applicable law. 12.2 In addition, the Directors may be entitled to reimbursement for reasonable expenses actually paid in the context of his or her duties upon presentation of receipts, all in accordance with Company practice. There is no cap on such reimbursement. 12.3 The remuneration to external directors, if any, will be (i) “relative remuneration” (as such term is defined in External Directors Regulations, as defined below) or (ii) annual remuneration and per meeting remuneration, which shall be determined in accordance with the provisions stipulated in the Companies Regulations (Rules Regarding Remuneration and Expenses for an External Director), 5760-2000, as amended by the Companies Regulations (Relief for Public Companies Whose Securities are Traded on Stock Exchanges Outside of Israel), 5760-2000, as such regulations may be amended from time to time (the “External Director Regulations”). External directors, if any, may also be entitled to Equity Awards, subject to the provisions of the External Director Regulations. 13. Miscellaneous Nothing contained in this Policy shall derogate from the provisions of the Companies Law or the Company’s Articles of Association with regard to the manner in which the Company or an affiliate engages an Executive Officer or Director of any kind in connection with the terms of their service and employment. Similarly, the provisions of this Policy do not derogate from any requirement to report Executive Officer or Director compensation in accordance with applicable law. * * * * * DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 Exhibit C CONFIDENTIAL GENERAL RELEASE AND SEPARATION AGREEMENT This Confidential General Release and Separation Agreement (this “Agreement”) is entered into by and between [employee name] (“Employee”) and Pagaya Technologies US LLC, a Delaware limited liability company having a place of business at 90 Park Avenue, New York, NY (the “Company”) (Employee and the Company collectively referred to in this Agreement as the “Parties”). WHEREAS, Employee was employed by the Company in the position of Chief Financial Officer; and WHEREAS, in connection with Employee’s employment with the Company, Employee entered into a certain Executive Employment Agreement effective as of [effective date] (the “Employment Agreement”) and a certain Confidentiality and Restrictive Covenant Agreement effective as of [effective date] (the “Covenant Agreement”); WHEREAS, Employee’s employment with the Company ended effective as [separation date] (the “Separation Date”); and WHEREAS, the Company desires to assist Employee in Employee’s transition from the Company; and WHEREAS, the Company and Employee mutually desire to compromise and settle any and all claims, disputes, controversies, matters or affairs between them, whether or not currently asserted or known, on the terms set forth in this Agreement. NOW THEREFORE, in recognition of the foregoing and in consideration of the mutual covenants and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and the Company agree as follows: 1. Consideration. If Employee timely executes and does not subsequently revoke this Agreement and continues to comply with Employee’s post-employment obligations as set forth in the Covenant Agreement, the Company will provide Employee with the separation benefits set forth in Section 5(b) or in Section 5(c) of the Employment Agreement, as applicable, subject to the complete terms and conditions thereof. 2. No Consideration Absent Execution of this Agreement. Employee understands and agrees that Employee would not receive the separation benefits specified in Section 1 above, except for Employee’s execution of this Agreement and the fulfillment of the promises contained herein. Employee acknowledges and agrees the separation benefits provided to Employee constitute valid consideration in support of this Agreement, including Employee’s general release of claims as set forth in Section 4 herein and Employee’s re-affirmation of Employee’s post- employment obligations to the Company, as set forth in Section 7 herein. 3. Final Compensation. Employee acknowledges that Employee has received payment for all compensation due to Employee through the Separation Date (including any compensation, benefits, and accrued and unused paid time off earned by Employee through that date, but excluding the Separation Payment due to Employee pursuant to this Agreement). Employee acknowledges that following the Separation Date, Employee will not be entitled to any further compensation, monies, or other benefits from the Company (or any of its affiliates, DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 predecessors, successors, or other corporate affiliates, and each of their respective present and former employees, officers, directors, owners, shareholders, and agents). 4. General Release of All Claims. The purpose of this Agreement is to resolve any dispute Employee has or might ever have claimed arising from or relating to Employee’s employment or separation of employment from the Company, and to facilitate Employee’s transition to other employment. Accordingly, in exchange for the consideration set forth in Section 1 above, Employee, on Employee’s own behalf and on behalf of Employee’s heirs, administrators, executors, and assigns, hereby irrevocably and unconditionally waives, releases, and discharges the Company, and any and all of the Company’s affiliates, parents, partnerships, divisions, and subsidiaries, and each of the Company’s and its existing, former and future directors, managers, members, officers, directors, shareholders, employees, representatives, agents, attorneys, insurers, predecessors, successors, and assigns (collectively, the “Released Parties”), to the full extent permitted by law, from any and all claims, demands, actions, causes of action, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, that Employee may have or has ever had against the Released Parties arising out of, or in any way related to Employee’s hire, benefits, employment, or separation from employment with the Company by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of Employee’s execution of this Agreement, including, but not limited to any and all claims under: a. [the Age Discrimination in Employment Act (the “ADEA”),]4 Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA), the Families First Coronavirus Response Act (FFCRA), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Worker Adjustment and Retraining Notification Act (WARN), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the New York State Human Rights Law (NYSHRL), the New York Labor Law (including but not limited to the Retaliatory Action by Employers Law, the New York State Worker Adjustment and Retraining Notification Act, all provisions prohibiting discrimination and retaliation, and all provisions regulating wage and hour law), the New York Civil Rights Law, Section 125 of the New York Workers’ Compensation Law, Article 23-A of the New York Correction Law, the New York City Human Rights Law (NYCHRL), and the New York City Earned Sick Leave Law, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; b. any and all claims arising under tort, contract, and quasi-contract law, including, but not limited to, claims of breach of an express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, 4 Insert if Employee is over the age of 40. DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and c. any and all claims for monetary or equitable relief, including, but not limited to, attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs, and disbursements, punitive damages, liquidated damages, and penalties. Notwithstanding the foregoing, the Parties agree that this general release does not apply to any claims that cannot be released under applicable law, or any vested benefits accrued by Employee prior to the Separation Date under any compensation or benefit plans, programs and arrangements maintained by the Company for the benefit of its employees and subject to ERISA. 5. Covenant Not To Sue. Except for an action arising out of a breach of the terms of this Agreement, Employee agrees never to bring (or cause to be brought) any claim, action, or proceeding against the Company or any of the Released Parties regarding any act or failure to act that occurred up to and including the date on which the Parties sign this Agreement, with respect to any claim, action or proceeding relating to Employee’s employment or Employee’s separation of employment from the Company, or other matter within the scope of the matters released pursuant to Section 4 above. Employee further promises never to institute or pursue any such claims in any court, tribunal, arbitral forum, governmental agency or other forum; provided that, nothing in this Agreement waives or attempts to waive any claims that cannot legally be waived, or any rights Employee may have to file a charge of discrimination with a federal or state administrative agency or cooperate or participate in the investigation of an administrative charge or proceeding. To the extent Employee institutes any such claims in any federal or state administrative agency and/or to the extent any such claims are instituted or pursued by any other persons or entities (in any forum), Employee hereby agrees not to seek, accept or obtain, and to hereby waive and affirmatively forego, any recovery, damages or other relief, of any kind or nature whatsoever, that Employee may be or may have been entitled to or eligible to receive, or may be or may have been awarded, as a result of such claims. 6. Employee Acknowledgements and Affirmations. Employee acknowledges, affirms, and agrees that: a. Employee has not filed or caused to be filed, and is not presently a party to any claim, complaint, charge, or action against any Released Party, in any forum or form; b. Employee has no known workplace injuries or occupational diseases and that Employee has been granted or has not been denied any leave to which Employee was entitled under any disability accommodation or sick leave laws; c. Employee has been paid or has received all compensation, wages, bonuses, commissions, any prorated or other incentive pay, vacation pay, bonuses, options, equity grants and other benefits to which Employee may be entitled and that no such compensation or benefits (of any kind) are due to Employee, with the exception of Employee’s final payroll check, which will be paid on the next regularly scheduled pay date; d. Employee has not been retaliated against for reporting any allegations of wrongdoing by Released Parties including, but not limited to, allegations of corporate fraud; and DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 e. Employee has not assigned or otherwise transferred any rights or interests in any actual or potential claims Employee might ever have asserted against the Company or any of the Released Parties. 7. Post-Employment Obligations. By Employee’s signature on this Agreement, Employee acknowledges that Employee has complied, and will continue to comply in full, with all Employee’s post-employment terms as set forth in the Covenant Agreement, including, without limitation, the Confidentiality, Non-Competition, Non-Solicitation, Non-Disparagement, and Cooperation with Investigation/Litigation terms set forth in Article II therein. 8. No Admission of Liability & Inadmissibility. Employee and the Company agree that nothing in this Agreement is to be construed as an admission of liability by the Company or any Released Parties of any unlawful, discriminatory, or other wrongful conduct or practice. This Agreement is offered to resolve fully all matters which Employee has, may have, or might ever have raised relative to Employee’s employment with and/or separation from the Company. This Agreement shall not be used as evidence in any proceeding, except one alleging a breach of this Agreement. 9. Return of Company Property. By Employee’s signature on this Agreement, Employee certifies that that Employee has returned to the Company any and all property of the Company in Employee’s possession, in any form and medium in which Employee has it (whether hard copy, electronic or otherwise), including any laptops, printers, phones, and any other devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging or pertaining to the Company or any of the Released Parties or their business, whether or not such items constitute, reflect or contain any confidential or proprietary information (of any kind) (the “Company Property”). 10. Confidential Agreement & Remedies for Breach. Employee agrees (a) to treat this Agreement as confidential in all respects and (b) except as required by law (after giving due prior notice to the Company providing the Company with a reasonably sufficient opportunity to respond and/or object), not to disclose its existence or contents to any person or entity other than the tax authorities and Employee’s attorney, accountant, and immediate family (after advising such individuals of the confidential nature of this Agreement and securing their binding promise not to further disclose its existence or promise to any person or entity). If an Arbitrator determines that Employee violated this Agreement, then in addition to any remedies or damages available to the Company, Employee expressly agrees that the separation benefits shall be immediately forfeited and any portion thereof already paid to Employee must be immediately repaid in full to the Company. 11. Governing Law/Mandatory Arbitration. This Agreement, the rights and obligations of the Parties hereunder, any claim or controversy directly or indirectly based upon or arising out of this Agreement, shall be governed by and determined in accordance with applicable provisions of the laws of the State of New York, without regard to the law of conflicts of such state. The Parties further agree that all disputes, claims, or controversies arising out of or relating in any way to Employee’s employment with the Company or any of its parents, affiliates or subsidiaries, the termination thereof, and/or this Agreement, including all statutory, contractual, and common law claims, shall be finally settled by confidential binding arbitration in accordance DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 with the complete terms of Section 8 of the Employment Agreement, which are incorporated by reference as if stated in full herein. 12. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR OTHER AGREEMENT WHICH, IN ANY WAY, ARISES OUT OF OR RELATES TO EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR ANY OTHER RELATIONSHIP BETWEEN EMPLOYEE AND THE COMPANY. 13. Severability. The provisions of this Agreement are severable, and if any part is found to be unenforceable, the remainder shall remain fully valid and enforceable, with the unenforceable portions modified to the minimum extent necessary to render them enforceable (or to excise some or all of such provisions from the Agreement, if/as ever may be required). 14. No Oral Modification. Neither this Agreement nor any of its provisions may be altered, amended, or waived, except by an express written document signed by the Parties. 15. Entire Agreement/Non-Reliance. This Agreement contains the entire understanding between Employee and the Company relating to the subject matters hereof and supersedes any and all prior and contemporaneous understandings, discussions, agreements, representations, and warranties of any kind, whether written or oral, regarding any such subject matters, provided that the Parties agree that the post-employment terms of the Employment Agreement and the Covenant Agreement shall remain in full force and effect, in accordance with their complete terms. 16. Knowing and Voluntary Agreement. Employee is entering this Agreement knowingly and voluntarily, expressly acknowledging that: a. Employee has read and understands each of the terms and provisions of this Agreement; and b. Employee has had a reasonable opportunity of up to 21 days to consider this Agreement prior to signing it (and, if Employee signs it prior to the end of such 21-day period, does so of Employee’s own free choice); and c. Employee has been advised of Employee’s right and encouraged in writing (via this Agreement) to consult with an attorney of Employee’s choosing prior to signing this Agreement and has had a full opportunity to consult with such attorney prior to signing this Agreement; and d. Employee is entering this Agreement knowingly and willingly, without any duress, intimidation, or undue influence, and without any promises other than those expressly set forth herein. 17. Effective Date. Employee will have a period of seven (7) calendar days after signing this Agreement to revoke Employee’s signature on and agreement to be bound by the terms of this Agreement, by e-mailing notice of such revocation to counsel for the Company, Sonya Rosenberg, Esq., at Neal, Gerber & Eisenberg LLP, at srosenberg@nge.com, within such seven DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 (7) day period. This Agreement will become effective, if not sooner revoked by Employee, on the eighth (8th) day after Employee signs this Agreement (the “Effective Date”). 18. Counterparts; Electronic Signature. This Agreement may be executed in counterparts and will be as fully binding as if signed in one entire document. This Agreement may be signed by electronic signature and such signatures shall be valid and binding upon the Parties. HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES AND TO RECEIVE THE SEPARATION BENEFITS AS REFERENCED IN SECTION 1 ABOVE, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST THE COMPANY AND THE RELEASED PARTIES AS OF THE DATE OF EXECUTION OF THIS AGREEMENT AND TO RE-AFFIRM THE POST-EMPLOYMENT TERMS AS SET FORTH IN EMPLOYEE’S COVENANT AGREEMENT. [Signature Page Follows] DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09

34011308.3 IN WITNESS WHEREOF, the Parties have executed this Agreement voluntarily and of their own free will and deed, after due time to review and consider it, and without any duress or coercion, as follows. PAGAYA TECHNOLOGIES US LLC By: Name: Title: Date: ____________________ EMPLOYEE: Signature: Print Name: Date: ____________________ DocuSign Envelope ID: 934EA4BF-4E63-4656-92D3-A8A6BA95BB09